Exhibit 99.1

FOR IMMEDIATE RELEASE Feb. 5, 2007 Investor Contact: Mark Barnett 614-677-5331 Media Contact: Jeff Botti 614- 249-6339

Nationwide Financial to purchase NWD Investment Management

Transaction strengthens core packaging and investment capabilities

COLUMBUS, Ohio — Nationwide Corporation, a subsidiary of Nationwide Mutual Insurance Company, and Nationwide Financial Services, Inc. (NYSE: NFS) today announced that they have entered into a definitive agreement for the sale of the Philadelphia-based retail operations of NWD Investment Management, Inc. (formerly Gartmore Global Investments, Inc.) to Nationwide Financial. The transaction is expected to be completed during the second quarter of 2007.

Under the terms of the agreement, Nationwide Financial will purchase the business for $225 million in cash, plus the value of tangible shareholders’ equity on the balance sheet at closing. The $25 million increase in the final purchase price from the preliminary understanding of key terms that were announced in December is due to the value of additional tax benefits that had not been previously identified.

“This transaction is another milestone in Nationwide Financial’s efforts to become a more comprehensive provider of financial services products,” said Jerry Jurgensen, chairman and chief executive officer of Nationwide. “The combination of NWD Investment Management’s strong retail mutual fund business with Nationwide Financial’s extensive distribution and core investment and packaging capabilities makes tremendous sense for our customers and shareholders by strengthening our ability to help consumers prepare for and live in retirement.”

The operations being purchased by Nationwide Financial manage approximately $25 billion of mutual fund assets, of which approximately $13 billion is sub-advised by third parties. Nationwide Financial expects to transition all of NWD Investment Management’s retained assets to a sub-advised platform to maintain as much continuity with key portfolio managers as possible.

As stated in an announcement in December 2006, this transaction does not include NWD Investment Management’s institutional asset management businesses, which are comprised of Morley Financial Services, Inc. (formerly Gartmore Morley Financial Services, Inc.); NorthPointe Capital, LLC; Riverview Alternative Investment Advisors, LLC (formerly Gartmore Riverview, LLC); and Nationwide Separate Accounts, LLC (formerly Gartmore Separate

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220

Accounts, LLC). Nationwide Mutual continues to review its strategic options for these remaining asset management businesses.

The transaction has been approved by an independent special committee of the board of directors of each company, as well as by the disinterested members of the full boards of directors of both companies.

As part of the transaction, Nationwide Financial will acquire Gartmore Mutual Fund Capital Trust, which acts as investment adviser to two NWD Investment Management-affiliated mutual funds: Gartmore Mutual Funds and Gartmore Variable Insurance Trust.

In meetings held in January and February 2007, the boards of trustees of those two mutual funds approved new investment advisory and subadvisory agreements necessitated by the change in ownership of the investment adviser and will recommend that the shareholders of the mutual funds approve the new advisory and subadvisory agreements at meetings to be held on April 23, 2007.

Overall, the transaction is expected to be modestly accretive to Nationwide Financial.

Credit Suisse Securities (USA) LLC is acting as the financial advisor for Nationwide Financial’s special committee, with Sidley Austin LLP serving as its legal advisor. Goldman Sachs & Co. is acting as the financial advisor for Nationwide Mutual’s special committee, with Sullivan & Cromwell LLP acting as its legal advisor.

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) change in Nationwide Corporation’s control of the Company through its beneficial ownership of 94.4% of the combined voting power of all the outstanding common stock and 62.9% of the economic interest in the Company; (ii) the Company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), reduction in separate account assets or a reduction in the demand for the Company’s products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions which are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of a

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220

pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; (xvii) adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

About Nationwide Financial®

Nationwide Financial Services, Inc. (NYSE: NFS), a publicly traded company based in Columbus, Ohio, provides a variety of financial services that help consumers invest and protect their long-term assets, and offers retirement plans and services through both public- and private-sector employers.1

It’s part of the Nationwide group of companies, which offers diversified insurance and financial services. The group is led by Nationwide Mutual Insurance Company, which is ranked No. 98 on the Fortune 100 based on 2005 revenue.2 For more information, visit www.nationwide.com.

About Nationwide Mutual

Nationwide Mutual, based in Columbus, Ohio, is one of the largest diversified insurance and financial services organizations in the world, with more than $158 billion in assets. Nationwide ranks #98 on the Fortune 100 list. The company provides a full range of insurance and financial services, including auto, motorcycles, boats, homeowners, life, commercial insurance, administrative services, annuities, mortgages, mutual funds, pensions and long-term savings plans. The Nationwide companies include the country’s seventh-largest property/casualty insurer, the fourth-largest homeowners’ insurer, the sixth- largest auto insurance group and the country’s largest farm owners’ insurer. Nationwide Life Insurance Company, the major subsidiary of Nationwide Financial, ranks 11th in assets according to A.M. Best. For more information, visit www.nationwide.com.

About NWD Investment Management

NWD Investment Management, Inc. is the asset management business of Nationwide Mutual Insurance Company. Located outside Philadelphia, Pa., NWD Investments manages more than $49.4 billion3 in assets through its investment management platform driven by 61 investment management professionals and supported by a staff of more than 250. NWD Investments provides core and specialty equity, fixed-income and alternative investment solutions through mutual funds, separate accounts, commingled portfolios and wrap accounts to individual and institutional clients. For more information, please visit www.nwdfunds.com.

Nationwide, Nationwide Financial and the Nationwide Framemark are federally registered service marks of Nationwide Mutual Insurance Company. On Your Side is a service mark of Nationwide Mutual Insurance Company.

[1]	Nationwide Investment Services Corporation, member NASD. In MI only: Nationwide Investment Svcs. Corporation.
[2]	Fortune Magazine, April 2006
[3]	As of Sept. 30, 2006

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220